EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement
No. 333-69613 of Perry Ellis International, Inc. on Form S-8 of our report dated March 24, 2000 appearing in the Annual Report on Form 10-K of Perry Ellis International, Inc. for the year ended January 31, 2000.


/s/ DELOITTE & TOUCHE LLP

Certified Public Accountants
Miami, Florida
April 24, 2000